Exhibit 10.2

Portions of the agreement (where was marked with “XXXXXX”) have been omitted as per Item 601(b)(10)(iv) of Regulation S-K because it is both not material and is the type that the registrant treats as private or confidential.

Supplementary Agreement to Share Transfer Agreement Of

Jiangxi Huiyi New Energy Co., Ltd.

by and between

Zhejiang Kandi Technologies Group Co., Ltd

And

Liao Zongjiang, Liao Chunsheng, Liao Caijin

This Supplementary Agreement to the share transfer agreement (hereinafter referred to as this “Supplementary Agreement”) is signed on July 13, 2021 in Jinhua City Zhejiang Province, People’s Republic of China, by and between:

Party A: Zhejiang Kandi Technologies Group Co., Ltd. (hereinafter referred to as “Transferee”)

Legal Representative: Hu Xiaoming

Party B: Liao Zongjiang, Liao Chunsheng, Liao Caijin (hereinafter referred to as “Transferors”)

Liao Zongjiang’s ID number: XXXXXX

Liao Chunsheng’s ID number: XXXXXX

Liao Caijin’s ID number: XXXXXX

The following transferors and transferee are hereinafter collectively referred to as the “parties” and individually as a “party”.

Whereas:

(1)	The transferors owns full or 100% ownership interest in Jiangxi Huiyi New Energy Co., Ltd (hereinafter referred to as “Jiangxi Huiyi”) and is entitled to fully exercise all the rights as a shareholder;

(2)	Kandi Technologies Group, Inc (hereinafter referred to as “KNDI”) , a NASDAQ listed company, indirectly holds 100% of the equity of Zhejiang Kandi Technologies Group Co., Ltd;

(3)	A Share Transfer Agreement of Jiangxi Huiyi New Energy Co., Ltd. between and by Zhejiang Kandi Technologies Group Co., Ltd. and Liao Zongjiang, Liao Chunsheng, Liao Caijin (hereinafter referred to as the “Share Transfer Agreement”) is entered into on July 13, 2021 in Jinhua City Zhejiang Province, People’s Republic of China;

In order to ensure that the net profit of Jiangxi Huiyi in the next three years can meet the expectations of the transferee, both parties have reached the following supplementary terms to the Share Transfer Agreement:

1. Both parties shall make joint efforts to ensure that Jiangxi Huiyi will realizes a net profit of no less than RMB15 million yuan from July 1, 2021 to June 30, 2022, and no less than RMB15 million yuan from July 1, 2022 to June 30, 2023, and no less than RMB15 million yuan from July 1, 2023 to June 30, 2024, in the premise of no increase in the existing investment. Each net profit under this Supplementary Agreement shall be calculated based on the definition of “Net Income”in the United States General Accounting Standards (USGAAP), and shall be reviewed and confirmed by the third party auditor designated by the transferee.

2. According to the Property Assessment Report ( Pugu Yue Zi P2021-0601-BJCC) made by Pugu Consulting (Beijing) Co., Ltd on the existing asset, future performance and value of Jiangxi Huiyi, and after negotiation between the transferors and the transferee, it is agreed that, in addition to the payment of RMB 50 million yuan to the transferors by the transferee, Kandi will issue shares with a maximum value of RMB 100 million yuan (hereinafter referred to “stock-based consideration” as defined below) to the transferors and deliver them to the person designated by the transferors (collectively referred to as “receiving parties” and individually referred to as “receiving party”).The specific amount and quantity of the shares delivered to each receiving party are detailed in Annex I of this Supplementary Agreement.

3. Total number of the shares that can be issued to the transferors is 2,576,310 shares (hereinafter referred to as “the total number of shares”)=RMB 100 million÷ exchange rate of 6.48÷$5.99 (the average closing price of KNDI shares of 20 trading days before the signing date of the Share Transfer Agreement)

The above 2,576,310 KNDI shares will be delivered to the transferors in turn when the following conditions are fulfilled:

Condition I : The transferors have the right to obtain 858,770 KNDI shares, namely one third of the total number of shares, provided that Jiangxi Huiyi achieves a net profit of RMB 15 million yuan or more during the period from July 1, 2021 to June 30, 2022, and after the above value is reviewed and confirmed by the auditor designated by the transferors and meets the US GAAP. If the net profit of Jiangxi Huiyi in the current year fails to reach 15 million yuan, the shares that the transferors are entitled to obtain in the current year will be adjusted as follows according to the situation:

A. If the difference between the net profit in the current year and RMB 15 million yuan is less than or equivalent to 20% of RMB 15 million, the transferee or KNDI has right to directly subtract 171,754 KNDI shares from the total shares, and the transferors are entitled to obtain 687,016 KNDI shares;

B. If the difference between the net profit of the current year and RMB 15 million yuan is more than 20% of RMB 15 million and less than 40% of RMB 15 million, the transferee or KNDI has the right to directly subtract 343,508 KNDI shares from the total shares, and the transferors have the right to obtain 515,262 KNDI shares;

C. If the difference between the net profit of the current year and RMB 15 million is greater than or equal to 40% of RMB 15 million, the transferee or KNDI has the right to directly subtract 858,770 KNDI shares from the total shares, and the transferors will not have the right to obtain any shares in such year.

Condition II.: The transferors have the right to obtain 858,770 KNDI shares, namely one third of the total number of shares, provided that Jiangxi Huiyi achieves a net profit of RMB 15 million yuan or more during the period from July 1, 2022 to June 30, 2023, and after the above value is reviewed and confirmed by the auditor designated by the transferors and meets the US GAAP. If the net profit of Jiangxi Huiyi in the current year fails to reach 15 million yuan, the shares that the transferors are entitled to obtain in the current year will be adjusted as follows according to the situation:

A. If the difference between the net profit in the current year and RMB 15 million yuan is less than or equivalent to 20% of RMB 15 million, the transferee or KNDI has right to directly subtract 171,754 KNDI shares from the total shares, and the transferors are entitled to obtain 687,016 KNDI shares;

B. If the difference between the net profit of the current year and RMB 15 million yuan is more than 20% of RMB 15 million and less than 40% of RMB 15 million, the transferee or KNDI has the right to directly subtract 343,508 KNDI shares from the total shares, and the transferors have the right to obtain 515,262 KNDI shares;

C. If the difference between the net profit of the current year and RMB 15 million is greater than or equal to 40% of RMB 15 million, the transferee or KNDI has the right to directly subtract 858,770 KNDI shares from the total shares, and the transferors will not have the right to obtain any shares in such year.

Condition III: The transferors have the right to obtain 858,770 KNDI shares, namely one third of the total number of shares, provided that Jiangxi Huiyi achieves a net profit of RMB 15 million yuan or more during the period from July 1, 2023 to June 30, 2024, and after the above value is reviewed and confirmed by the auditor designated by the transferors and meets the US GAAP. If the net profit of Jiangxi Huiyi in the current year fails to reach RMB15 million yuan, the shares that the transferors are entitled to obtain in the current year will be adjusted as follows according to the situation:

A. If the difference between the net profit in the current year and RMB 15 million yuan is less than or equivalent to 20% of RMB 15 million, the transferee or KNDI has right to directly subtract 171,754 KNDI shares from the total shares, and the transferors are entitled to obtain 687,016 KNDI shares;

B. If the difference between the net profit of the current year and RMB 15 million yuan is more than 20% of RMB 15 million and less than 40% of RMB 15 million, the transferee or KNDI has the right to directly subtract 343,508 KNDI shares from the total shares, and the transferors have the right to obtain 515,262 KNDI shares;

C. If the difference between the net profit of the current year and RMB 15 million is greater than or equal to 40% of RMB 15 million, the transferee or KNDI has the right to directly subtract 858,770 KNDI shares from the total shares, and the transferors will not have the right to obtain any shares in such year.

3. Representation and Warranty of the Transferors

The transferors, as the receivers of KNDI shares, hereby represent, warrant and undertake as follows:

(a) Rights. The transferors have all the rights to sign and perform the transactions and terms under this Supplementary Agreement and the Share Transfer Agreement. This Supplementary Agreement and the Share Transfer Agreement have been properly signed and delivered to the transferee, and the terms of this Supplementary Agreement and the Share Transfer Agreement have legal binding on the transferors, except for the following circumstances: 1) subject to bankruptcy, liquidation, reorganization, freezing and other laws that generally affect the enforcement of creditor’s rights; 2) limited by the law of equity on relief and remedies.

(b) Experience. The transferors have certain experience and knowledge in the economic and commercial fields, and can evaluate the value and risk of the investment. The transferors promise that each will take economic risks for his investment. Each transferor believes that he has obtained all the information he considers necessary to decide to purchase the shares or not. The transferors further state that the transferors have the opportunity to inquire KANDI about the terms and conditions of the issuance of KNDI shares and business, assets and financial situation of KNDI, and to receive a reply from KNDI to the above questions.

(c) The purchase purely for his own benefit. The transferors acknowledge that the transferee relies on the transferors’ representations to the transferee to enter into this Supplementary Agreement. By signing this Supplementary Agreement, each transferor hereby confirm that he purchases the shares solely for his own investment interests, not as a nominal holder or agent of others, and has no intention to resell or distribute any part of the shares with others. By signing this Supplementary Agreement, the transferors further state that the transferors have not entered into any contract with any individual for the sale, transfer or sharing of any shares.

(d) Qualified investors. Each transferor is a “qualified investor” as defined in rule 501 (a) of the U.S. Securities Act.

(e) Registered securities. Each transferor understands that the securities he purchases are“registered securities” as defined in the Federal Securities Act, i.e. the securities to be issued to each transferors will be registered under proper registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) prior to their issuance.

4. This Supplementary Agreement constitutes an effective supplement to the Share Transfer Agreement and has the same legal force as the Share Transfer Agreement. The hare Transfer Agreement and this Supplementary Agreement shall be legally binding on both parties to this Supplementary Agreement. The provisions in this Supplementary Agreement shall prevail in the event of any discrepancy between provisions in this Supplementary Agreement and in the hare Transfer Agreement. The Share Transfer Agreement and/or this Supplementary Agreement shall not be supplemented or modified in any form without the consensus of both parties.

5. Both parties are obliged to keep this Supplementary Agreement confidential, without the prior written consent of both parties, neither party has the right to disclose or confirm contents of this Supplementary Agreement to a third party. However, if the transferee and KNDI are required to disclose this Supplementary Agreement in accordance with the regulations of the U.S. Securities and Exchange Commission, such disclosure shall not be subject to the restrictions of this article.

6. This Supplementary Agreement shall take effect from the date of signing by both parties. The conclusion, effectiveness, interpretation, performance and dispute settlement of this Supplementary Agreement shall be governed by Chinese law. The invalidity of any provision of this Supplementary Agreement shall not affect the validity of any other provision of this Supplementary Agreement.

7. Any dispute arising out of or in connection with this Supplementary Agreement shall be submitted to China International Economic and Trade Arbitration Commission for arbitration in accordance with its arbitration rules in force at the time of applying for arbitration. The arbitration award is final and binding on both parties.

8. This Supplementary Agreement is written in Chinese, and the Chinese original is made in quadruplicate. Each transferor holds one original, and the transferee holds one original.

9. This Supplementary Agreement shall be performed after being approved by the board of directors of Zhejiang Kandi Technologies Group Co., Ltd. and the board of directors of Kandi Technologies Group, Inc.

(no text below)

IN WITNESS HEREOF, the transferee and the transferors have executed this Supplementary Agreement as of the date first above written.

The Transferee: Zhejiang Kandi Technologies Group Co., Ltd.

Seal:

Signature of authorized representative: _________________________

The transferor: Liao Zongjiang, Liao Chunsheng, Liao Caijin

Signature: __________________________

Kandi Technologies Group, Inc. hereby acknowledges this Supplementary Agreement and promises to perform its obligations under this Supplementary Agreement.

Seal:

Signature of President or CEO: ___________________________

Annex I

Specific amount of shares issued to each recipient:

Name of receiving party	Total stock value	Total number of shares

According to the provisions of this Supplementary Agreement, each transferor and its designated stock recipient(s) shall have the right to acquire corresponding stocks and dispose of such stocks according to the total value and quantity of stocks listed in the above chart.